UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

April 21, 2015
Date of Report (Date of earliest event reported)

S&W SEED COMPANY
(Exact Name of Company as Specified in Its Charter)

Nevada	001-34719	27-1275784
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

7108 North Fresno Street, Suite 380
Fresno, CA   93720
(Address of Principal Executive Offices Including Zip Code)

(559) 884-2535
(Company's Telephone Number, Including Area Code)

       Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into a Material Definitive Agreement.

Guarantee with National Australia Bank

See Item 2.03 below.

Item 2.03.    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On April 21, 2015, S&W Seed Company (the "Registrant") executed a new corporate guarantee in favor of National Australia Bank Limited ("NAB") in connection with the amended credit arrangements between NAB and the Registrant's wholly owned subsidiary, Seed Genetics International Pty Ltd ("SGI"). Under the terms of the April 21, 2015 guarantee (the "Guarantee"), the Registrant has guaranteed the ongoing credit arrangements between NAB and SGI, up to a maximum of AUD $15,000,000. In accordance with the Guarantee, the Registrant has agreed that, in the event SGI defaults on its payment obligations under the credit agreements, and NAB has exhausted all of its available remedies thereunder, the Registrant shall pay all unpaid amounts that are then due and owing from SGI to NAB under SGI's existing credit agreements, up to a maximum of AUD $15,000,000. The Guarantee contains customary representations of the Registrant. This guarantee supersedes the Registrant's previous guarantee in favor of NAB dated April 21, 2014.

The foregoing description of the Guarantee does not purport to be complete and is qualified in its entirety by reference to, and should be read in conjunction with, the full text of the Guarantee, which will be filed as an exhibit to the Registrant's Annual Report on Form 10-K.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

S&W SEED COMPANY

By: /s/ Matthew K. Szot

Matthew K. Szot
Executive Vice President of Finance and Administration and Chief Financial Officer

Date: April 23, 2015

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